                                                                   EXHIBIT 10.21



                                 Execution Draft




                                FORTDOVE LIMITED

                                       AND

                                HOGG ROBINSON PLC


   ---------------------------------------------------------------------------
                      SERVICE BUREAU/OUTSOURCING AGREEMENT
                                       FOR
                           ONLINE FULFILMENT SERVICES
   ---------------------------------------------------------------------------






                                 CLIFFORD CHANCE


[*] The redacted portions indicated by this symbol are the subject of a confidential treatment request and have been filed separately with the Securities and Exchange Commission.

                                    CONTENTS
CLAUSE                                                                PAGE
                                                                      ----
1.     Definitions....................................................  2

2.     Scope Of Services..............................................  4

3.     NEWCO's Proprietary Rights; HR Restrictions....................  5

4.     Pricing And Payment............................................  6

5.     Limited Warranty...............................................  7

6.     Limitation Of Liability........................................  7

7.     Force Majeure..................................................  8

8.     Term...........................................................  9

9.     Termination....................................................  9

10.    Non-Solicitation............................................... 11

11.    Confidentiality................................................ 11

12.    Non-Competition................................................ 12

13.    Joint Oversight Committee...................................... 13

14.    Governing Law And Dispute Resolution........................... 14

15.    General........................................................ 15

16.    Counterparts................................................... 16

SCHEDULE 1           SERVICES......................................... 17

SCHEDULE 2           CHARGES.......................................... 22







                                      (i)

THIS SERVICE BUREAU/OUTSOURCING AGREEMENT (this "Agreement") is made this ___ day of ___________, 2000 between

(1) FORTDOVE LIMITED company number 3841799 with registered address 200 Aldersgate Street, London, EC1A 4JJ ("NEWCO"); and

(2) HOGG ROBINSON PLC company number 2107443 with registered address, Abbey House, 181 Farnborough Road, Farnborough, Hampshire ("HR").

WHEREAS

(A) The HR Group of companies wish to offer on-line travel booking services to certain customers;

(B) NEWCO provides certain services to the travel industry, including an online booking fulfilment service bureau for the servicing of electronic transactions;

(C) HR and NEWCO wish to enter into an agreement for the provision by NEWCO to the HR Group of Services (as defined below), on the terms and conditions set out herein.

1.       DEFINITIONS

        In this Agreement:

1.1 CHARGES means the charges payable by HR to NEWCO in respect of the Services, as set out in Schedule 2;

1.2 CONSUMER TRAVEL SERVICES means travel services for air, car, train and hotel accommodations offered and provided on an individual, per item basis to the general public. This includes charter and consolidator services for air transportation;

1.3 CORPORATE TRAVEL SERVICES means travel services provided to a business entity's employees and/or contractors which are paid for or reimbursed by such entity which contracted directly with HR or with a travel agency, web portal, or other entity to provide such services;

1.4 CUSTOMER means an entity doing business, relating to travel agency services, with a given party on the date in question. For corporate entities, only those divisions or portions of a corporation doing business with such party on the date in question are considered to be included in the definition of Customer;

1.5 EFFECTIVE DATE means the date of this Agreement, unless otherwise agreed between the parties;

1.6 GLOBAL DISTRIBUTION SYSTEM OR ("GDS") means the Sabre, Amadeus, Worldspan and the International version of Galileo computer system and networks used to check and make reservations of a travel related nature and such other global distribution systems as may be agreed from time to time;

1.7 GROUP means, in relation to a company, that company and each subsidiary of the company and its subsidiaries for the time being;

1.8 HR GROUP means the Group of companies of which Hogg Robinson plc is the ultimate holding company, together with all the travel franchisees of that Group;

1.9 JOC means the joint oversight committee to be established in accordance with Clause 13;

1.10 LEISURE TRAVEL SERVICES means travel services offered to the general public that represent a combination of travel products that are pre-packaged as tours, cruises, and other speciality leisure services;

1.11 MODIFICATIONS means changes to the Product that provide additional features and/or functionality, expanding the capabilities of the Product in existing functional areas, or affect existing functionality;

1.12 PRODUCT means the logical grouping of the Software, in object code only, and related documentation which is sold by a specific product name and which is employed in the provision of the Services;

1.13 SERVICE BUREAU means the computer facilities located at NEWCO offices of and/or its subsidiaries from which NEWCO, through its Online Fulfilment Services division ("OFS") will provide the Services and data information to HR;

1.14 SERVICES means those online transaction processing and fulfilment services as set out within Schedule 1, as amended from time to time by agreement between the parties;

1.15 SHAREHOLDERS AGREEMENT means the Shareholders Agreement of on or about even date entered into between Newco, WTT Inc and HR for the establishment and operation of Newco as a joint venture company;

1.16 SOFTWARE means all of the software programs licensed to or created by NEWCO from time to time and used by NEWCO in the provision of the Services, being the Products identified in Schedule 1 as amended from time to time by written agreement between the parties and all associated Software releases;

1.17     TERM means the term of this Agreement, as set out in Clause 8;

1.18 VALUE ADDED TAX means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar fiscal nature whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere;

1.19 WTT INC means WT Technologies Inc, with its principal place of business at 6 W Druid Hills Drive, Atlanta, Georgia, 30329, USA.

1.20     In this Agreement, a reference to:

         1.20.1 a "subsidiary" or "holding company" is to be construed in accordance with section 736 of the Companies Act 1985 and a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with section 258 of the Companies Act 1985;

         1.20.2 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before/whether before or after the date of this Agreement and any subordinate legislation made or other thing done under the statutory provisions before/whether before or after the date of this Agreement;

         1.20.3 a document is a reference to that document as modified from time to time;

         1.20.4 a person includes a reference to a government, state, state agency, corporation, body corporate, association or partnership;

         1.20.5 a person includes a reference to that person's legal personal representatives, successors and permitted assigns;

         1.20.6 the singular includes the plural and vice versa unless the context otherwise requires;

         1.20.7 a clause or schedule, unless the context otherwise requires, is a reference to a clause of a schedule to this Agreement.

1.21     The headings in this Agreement do not affect its interpretation.

2.       SCOPE OF SERVICES

2.1 NEWCO shall provide the Services to HR during the Term subject to the terms and conditions of this Agreement for Corporate Travel Services Customer Accounts of all travel agencies within the HR Group, with the exception of any such travel agency located in the United States and Rider Travel in Canada. HR may use the Services to provide support for its Leisure Travel Services and Consumer Travel Services functions, subject to the limitations contained in the Shareholders Agreement and in the Software Licence of on or about even date between Technology Licensing Company LLC and NEWCO. In addition, the rights conferred on HR under this Agreement to use the Services expressly exclude the right of HR or the HR Group to use the Services to provide online fulfilment services to any travel agencies not within the HR Group.

2.2 The Software required to provide the Services will run and reside at the Service Bureau. The Software will be run by NEWCO in consultation with HR to meet HR's specific needs and requests, (to be mutually determined and outlined by the JOC), in the provision of Services hereunder. NEWCO shall provide information and reports to HR on the performance of the Services as reasonably required by HR.

2.3 At the request of HR, the Service Bureau will process transactions from HR's company-owned locations Corporate Travel Service Customers everywhere in the world, with the exception of the United States and Rider Travel in Canada. HR may obtain rights to acquire a licence to the Software and support services under a separate agreement with NEWCO.

2.4      The Software will include adaptations for efficient use with each GDS.

2.5 From time to time, HR may request specific Modifications to the Software. NEWCO agrees to negotiate in good faith with HR towards the development of such Modifications and, subject to the outcome of such negotiations, HR agrees to pay for such requested Modification(s) on the terms set out in the Software Development Agreement of even date between the parties hereto.

2.6 All Modifications shall be made available to HR prior to or at the same time as being made available to all other (if any) joint funders of the Modifications, users and licensees of the Software, unless such Modifications were totally funded by a third party. Subject to Clause 4.4, all Modifications offered as part of the Services to other users and licensees will be made available to HR at NEWCO's then current rates or less, at NEWCO's discretion. All such Modifications shall be loaded on NEWCO's server as part of the Service Bureau.

2.7 All new Products shall be made available to HR prior to or at the same time as being made available to other (if any) joint funders of the Product, users and licensees of the Software, unless such Products were totally funded by a third party. Subject to Clause 4.4, all new Products offered as part of the Services to other users and licensees will be made available to HR at NEWCO's then current rates or less, at NEWCO's discretion, having regard to any funding provided to NEWCO by HR.

2.8 The JOC shall set priorities for the allocation of NEWCO resources necessary to adequately perform under this Agreement. Once the JOC sets a start date for any project or other matter to be undertaken under this Agreement, such start date cannot be changed by NEWCO unless by written agreement between the parties. In setting such priorities and start dates the JOC shall take into consideration other business issues facing NEWCO and HR and other commitments of NEWCO and HR.

2.9 The JOC will periodically discuss and review HR's competitive environment which shall include a review of HR's competitors' technology, cost or pricing structure and service offerings, to the extent such information is known (and to the extent that disclosure of such information is not restricted by a third party). If the JOC determines that NEWCO has ceased to be competitive in terms of the technology associated with the Services, the Charges or the quality of the Services then, the parties shall jointly determine, in good faith, if a change in technology, cost or services should be made.

3.       NEWCO'S PROPRIETARY RIGHTS; HR RESTRICTIONS

3.1 HR acknowledges that the Software, and the related documentation embody valuable confidential and proprietary information of NEWCO and/or its licensors, the development of which required the expenditure of considerable time and money by NEWCO and/or its licensors, and are protected by copyright law and international treaty. HR shall treat such information so received in confidence and shall not use, copy, disclose, nor permit any of its personnel, agents or sub-contractors to use, copy, or disclose the same, for any purpose that is not specifically authorised under this Agreement.

3.2 By virtue of this Agreement, HR acquires only the non-exclusive right as described above to receive the Services provided by NEWCO through the use of the Software and related documentation, and does not acquire any licence thereto or any rights of ownership in such materials, except as may be set forth in a separate agreement. HR shall not establish its own Service Bureau using the Product (with the exception of the CORRE family of Products, use of which is governed by the Service Bureau Software Services Agreement between the parties of even date) during the Term without the prior written consent of NEWCO, except as provided in the Shareholders Agreement. Nothing in this sub-clause shall affect HR's entitlement to use the Services and Product for the provision of services to its clients under Clause 2.1., subject to the terms of any separate agreement between the parties in respect of such Product.

3.3 NEWCO, and/or its licensors, at all times retain all right, title and interest in the Software, related documentation, and any derivatives thereof.

3.4 HR agrees not to remove, alter or conceal any product identification, copyright notices, or other notices or proprietary restrictions from the monthly data information reports provided to HR by NEWCO and to reproduce any and all such notices on any copies of such materials.

3.5 HR recognises and acknowledges that any use or disclosure of the Software by HR in breach of this Agreement may cause NEWCO irreparable damage for which other remedies may be inadequate, and HR hereby acknowledges as proper any request to a court of competent jurisdiction by NEWCO for injunctive or other equitable relief seeking to restrain such use or disclosure.

3.6 HR assumes full responsibility for the quality, accuracy and completeness of the data transmitted or provided by HR or its Customers to the Service Bureau, whether by means of the Software or otherwise, including any inaccurate results obtained as a result of such data where supplied corrupted, inaccurate or incomplete.

4.       PRICING AND PAYMENT

4.1 The Charges are set forth on Schedule 2 attached hereto. Prior to the startup of an HR Customer under this Agreement, the parties will agree in writing to a specific fee structure for that Customer based upon the specific Customer requirements. Both parties acknowledge that the service offering under this Agreement is a startup operation and both parties will review the pricing in good faith after the Services have been operating for six (6) months or longer if agreed upon between the parties. HR shall make all payments of Charges in sterling within thirty (30) days of receipt of invoice (the "DUE DATE") according to the payment schedule set forth on Schedule 2, and regardless of whether HR collects any fees from its Customers. NEWCO shall be entitled to charge interest on all amounts not paid on the Due Date at the rate of 2% above Barclays Bank plc base rate, from time to time in force. NEWCO has the right to suspend performance of the Services on 15 days' written notice if payment of any Charge remains outstanding (and is not disputed by HR) for more than 30 days following the Due Date.

4.2 The Charges do not include any charge for Value Added Tax and HR is solely responsible for paying any and all Value Added Tax arising in connection with the Services rendered to HR under this Agreement.

4.3 Both parties agree to take all reasonable steps to minimize taxes, which might be assessed on either party based on the parties' performance hereunder.

4.4 NEWCO agrees to treat HR as its most favoured customer in respect of the Services. NEWCO represents that, in the aggregate all of the Charges and other terms of this Agreement are substantially or materially comparable to or better than the aggregate charges and other terms being offered by NEWCO to any of its other customers for the Services (or services substantially comparable), having regard to the type and volume of services. If NEWCO offers more favourable aggregate prices and other terms to any customer during the Term, such terms shall be made available to HR.

4.5 To review compliance with Clause 4.4, HR may designate an independent auditor who, at HR's expense will be permitted to examine NEWCO's charges to other customers, provided, however, that such auditor must sign a non-disclosure agreement with NEWCO prior to commencing any examination. NEWCO shall afford reasonable access to the auditor to its books and records, for the purpose of carrying out such an inspection.

4.6 HR's auditor will be permitted to report to HR only the fact that NEWCO is or is not in compliance with this provision and will not be permitted to disclose any specific information to HR regarding NEWCO's customers. If the auditor reports that NEWCO is not in compliance with clause 4.4, the auditor will report to NEWCO the changes which need to be made to the charges and other terms of supply of the Services in order for NEWCO to be in compliance with clause 4.4 and NEWCO shall implement such changes within a reasonable period and upon request from HR, and the auditor shall certify to HR that NEWCO is in compliance with this provision once the changes have been made.

5.       LIMITED WARRANTY

5.1 NEWCO represents and warrants that it will provide the Services with reasonable skill and care, in a timely, workmanlike fashion and in accordance with industry standards.

5.2 NEWCO will not be liable to HR for any claim or effect arising from any cause beyond the control of NEWCO, including any act of Force Majeure as defined under Clause 7.

5.3 EXCEPT AS EXPRESSLY PROVIDED IN THIS CLAUSE, NO EXPRESS OR IMPLIED WARRANTY IS MADE BY NEWCO WITH RESPECT TO ANY SERVICE, PRODUCT, SOFTWARE RELEASE, DATA COMPILATION OR ANY OTHER MATTER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT PREJUDICE TO THE WARRANTY GIVEN UNDER CLAUSE 5.1, NEWCO DOES

         NOT WARRANT THAT ALL ERRORS IN THE SOFTWARE CAN OR WILL BE CORRECTED OR THAT THE FUNCTIONALITY OF THE SOFTWARE WILL MEET HR'S REQUIREMENTS.

6.       LIMITATION OF LIABILITY

6.1 NEITHER HR, NEWCO NOR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, WILL BE LIABLE TO THE OTHER FOR ANY CLAIMS FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SERVICES PROVIDED BY THIS AGREEMENT OR A BREACH OF THE AGREEMENT, EVEN IF THAT DAMAGE WAS REASONABLY FORESEEABLE OR EITHER PARTY WAS AWARE OF THE POSSIBILITY OF THAT LOSS OR DAMAGE ARISING, WHETHER SUCH DAMAGES OR CLAIMS ARE BASED ON BREACH OF WARRANTY OR CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE.

6.2 IN NO EVENT WILL EITHER PARTY'S LIABILITY FOR ANY DAMAGES OR INJURIES TO EITHER PARTY HEREUNDER EVER EXCEED THE TOTAL CHARGES PAID BY HR FOR THE SERVICES PROVIDED HEREUNDER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCT LIABILITY OR OTHERWISE.

6.3 Nothing in this Agreement shall operate to limit or exclude the liability of either party in respect of death or personal injury arising as a result of the negligence of that party.

7.       FORCE MAJEURE

7.1 If a party (the "AFFECTED PARTY") is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event:

         7.1.1 the Affected Party's obligations under this Agreement are suspended while the Force Majeure Event continues and to the extent that it is prevented, hindered or delayed;

         7.1.2 as soon as reasonably possible after the start of the Force Majeure the Affected Party shall notify the other party in writing of the Force Majeure Event, the date on which the Force Majeure Event started and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement;

         7.1.3 the Affected Party shall make all reasonable efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement; and

         7.1.4 as soon as reasonably possible after the end of the Force Majeure Event the Affected Party shall notify the other party in writing that the Force Majeure Event has ended and resume performance of its obligations under this Agreement.

7.2 If the Force Majeure Event continues for more than [three] months starting on the day the Force Majeure Event starts, a party may terminate this Agreement by giving not less than 30 days' written notice to the other party.

7.3 In Clause 7, "FORCE MAJEURE EVENT" means an event beyond the reasonable control of the Affected Party including, without limitation, act of God, war, riot, civil commotion, malicious damage, compliance with a law or governmental order, rule, regulation or direction, accident or breakdown of plant or machinery not due to the negligence of the Affected Party, fire, flood and storm.

8.       TERM

8.1 The initial term of this Agreement shall be ten years from the Effective Date. Upon the expiration of the initial term this Agreement shall be automatically renewed for a consecutive additional one (1) year terms, unless either party provides the other with notice of cancellation of this Agreement at least thirty (30) days prior to expiration of the then current term in which case this Agreement shall expire at the end of such current term or unless otherwise terminated under this Clause.

9.       TERMINATION

9.1 A party (the "INITIATING PARTY") may terminate this Agreement with immediate effect by written notice to the other party (the "BREACHING PARTY") on or at any time after the occurrence of an event specified in clause 9.2 in relation to the Breaching Party.

9.2      The events are:

         9.2.1 the Breaching Party being in material breach of an obligation under this Agreement and, if the breach is capable of remedy, failing to remedy the breach within 30 days starting on the day after receipt of written notice from the Initiating Party giving details of the breach and requiring the Breaching Party to remedy the breach;

         9.2.2 the Breaching Party passing a resolution for its winding up or a court of competent jurisdiction making an order for the Breaching Party's winding up or dissolution;

         9.2.3 the making of an administration order in relation to the Breaching Party or the appointment of a receiver over, or an encumbrancer taking possession of or selling, an asset of the Breaching Party;

         9.2.4 the Breaching Party making an arrangement or composition with its creditors generally or making an application to a court of competent jurisdiction for protection from its creditors generally;

9.3 HR may terminate this Agreement with immediate effect upon written notice to NEWCO within 60 days following a change of control of NEWCO (whether such control is exercised as sole or joint control, with a third party) occurring other than as a result of a change of control of HR; in this clause , "CONTROL" means the ability to direct the affairs of another whether by way of contract, ownership of shares or otherwise howsoever/has the meaning given by section 416 or section 840 of the Income and Corporation Taxes Act 1988 so that there is a change of control whenever there is a change of control as defined in either section 416 or section 840.

9.4 If there is any material change, as determined by either party; (1) in any laws, ordinances, orders, rules or regulations governing the way the parties may operate; (2) in travel industry conditions, including but not limited to, airfares (e.g., net fares or net/net fare arrangements) or compensation to HR, by action of any industry vendor, governing body or client; or (3) in technology including but not limited to computer reservation systems or the internet; which material change has the effect of materially increasing or decreasing the cost of doing business; then, either party shall have the right to provide written notice to the other party of such change and both parties agree to renegotiate in good faith the financial and/or service terms of this Agreement. If the parties are unsuccessful in renegotiating mutually satisfactory terms within 30 days of such material change, either party shall have the right to terminate this Agreement at any time thereafter with sixty (60) days' advance written notice. Following such termination the parties shall co-operate to ensure that termination assistance is provided to HR at a cost which is reasonable in the light of the material change in circumstances.

9.5 Both parties shall have an obligation to take such steps as may be reasonably necessary to minimize damages to the parties on termination, including, but not limited to, minimising all contractual obligations that but for the existence of this Agreement, neither party would have entered into.

9.6 Without prejudice to each party's accrued rights and obligations, upon termination of this Agreement for any reason, the parties' further obligations hereunder will immediately cease. If the Agreement is terminated due to a breach by NEWCO, NEWCO will be responsible for submitting to HR all information and reports required under Exhibit A for the portion of the month up to and including the effective termination date. If the Agreement is terminated due to a breach by HR, NEWCO will have no such obligation to provide such information and reports to HR for the month when termination became effective.

9.7 In the event of termination of this Agreement by Newco, Newco will work together with HR or a designated third party to identify the information, materials and resources HR is entitled to receive and to develop an overall plan for transitioning such items to HR in accordance with the following provisions (collectively, "Termination Assistance"). The terms of this Agreement as they relate to Termination Assistance shall remain in effect until Newco has completed its Termination Assistance. Newco will provide the Termination Assistance described below for a period of no less than ninety (90) days and no more than six (6) months per HR's written request, except as provided in this Section. Newco's obligation to provide Termination Assistance will be conditioned upon HR paying to Newco all outstanding invoices prior to the commencement of any Termination Assistance and will be conditioned upon HR continuing to pay when due any and all fees due hereunder during the Termination Assistance period. HR shall pay Newco standard hourly rates and reasonable expenses for any Termination Assistance provided by Newco. This fee is in addition to any other payments required under this Agreement. Notwithstanding the termination or expiration of this Agreement, the terms and conditions of this Agreement will apply to all services provided by Newco during such period. If HR requests Termination Assistance beyond the available capacity of the Newco on-site staff, such request will be treated as a request for additional services and HR will pay the agreed upon charge for such additional services. The provision of this Section will survive the expiration or termination of this Agreement for any reason.

9.8 HR and Newco will jointly develop a plan (the "Transition Plan") to effect the orderly transition and migration to HR or a designated third party from Newco of all services then being performed or managed by Newco under this Agreement (the "Termination Transition"). The Transition Plan will set forth the tasks to be performed by HR and Newco, the time for completing such tasks and the criteria for declaring the transition "completed". The parties and their employees and agents will co-operate in good faith to execute the plan and each party agrees to perform those tasks assigned to it in the Transition Plan. Newco will direct the execution of the Transition Plan. The Transition Plan will include the following tasks and such other tasks as may be agreed upon by HR and Newco:

         9.8.1 Providing HR access to necessary data files and programs, certain non-proprietary operational procedures and data and documentation in Newco's possession related to the Services;

         9.8.2 Returning all HR confidential and proprietary information in Newco's possession, except for one copy which Newco may retain, subject to its confidentiality obligations, for internal record keeping purposes and for compliance with applicable professional standards; and

         9.8.3 Returning all HR data and documentation. Newco will deliver to HR all HR data in a format application for use by HR and will seek to minimise the amount of manual data entry or re-keying necessary in connection with the transfer of such data to HR.

9.9 Obligation To Minimise Damages. Both parties shall have an obligation to take such steps as may be reasonably necessary to minimise damages to the parties on termination, including, but not limited to, minimise all contractual obligations that but for the existence of this Agreement, neither party would have entered into.

9.10 Such provisions of this Agreement as are required to survive its termination or expiry in order to give full force and effect to the rights and obligations of the parties hereunder shall be deemed to so survive.

9.11 Termination of this Agreement does not constitute either party's exclusive remedy for breach or non-performance by the other party and each party is entitled to seek all other available remedies, both legal and equitable, including injunctive relief.

10.      NON-SOLICITATION

10.1 During the Term, neither party shall employ, solicit or make any offers to employ any employees used by the other in connection with the performance of the Services, without the prior written consent of the other, which consent shall not be unreasonably withheld. The non-breaching party shall be entitled, in addition to any other remedies it may have at law or in equity, to a payment from the party in breach of this Clause in an amount equal to three months' salary of any employee that party employs, solicits or offers to employ in breach of this Clause.

11.      CONFIDENTIALITY

11.1 During the course of this Agreement a party (the "Receiving Party") may come into possession of technology, computer software, documentation, trade secrets, products, copyrights or other confidential and proprietary information ("Confidential Information") of the other (the "Disclosing Party").

11.2     The Receiving Party:

         11.2.1 may not use Confidential Information for a purpose other than the performance of its obligations under this Agreement;

         11.2.2 may not disclose Confidential Information to a person except with the prior written consent of the Disclosing Party or in accordance with clauses 11.3 and 11.4; and

         11.2.3 shall make every effort to prevent the use or disclosure of Confidential Information.

11.3 The Receiving Party may disclose Confidential Information to any of its directors, other officers, employees and sub-contractors (a "RECIPIENT") to the extent that disclosure is desirable for the purposes of this Agreement.

11.4 The Receiving Party shall ensure that a Recipient is made aware of and complies with the Receiving Party's obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

11.5     Clauses 11.2 to 11.4 do not apply to Confidential Information which:

         11.5.1 is at the date of this Agreement, or at any time after that date becomes, publicly known other than by the Receiving Party's or Recipient's breach of this Agreement;

         11.5.2 can be shown by the Receiving Party to the Disclosing Party's reasonable satisfaction to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

         11.5.3 is required to be disclosed by law or any regulatory authority.

11.6 The Receiving Party`s obligation with respect to the Confidential Information of the Disclosing Party shall survive the termination or expiry of this Agreement.

12.      NON-COMPETITION

12.1 The parties agree to be bound by the restrictions placed upon them in Clause 10 of the Shareholders Agreement.

12.2 During the term of this Agreement, NEWCO will not sell or license any services or Products licensed under this Agreement directly to HR's Customers receiving travel management services without giving notice to HR, requesting sales assistance, and sharing any profits received from such sale or license with HR as outlined below:

         (a) For any accounts won by NEWCO that NEWCO and HR jointly solicited and on which HR provides sales assistance, NEWCO and HR shall share the NEWCO profits equally on a quarterly basis, after first deducting amortization, start-up and implementation costs;

         (b) For any new accounts won by NEWCO that HR did not provide assistance in soliciting, NEWCO shall keep all profits.

12.3 Should an HR Customer request that HR be omitted from the processing cycle on any transaction, NEWCO shall share equally with HR all profits which NEWCO makes in excess of fifty cents ($ .50) on each such transaction.

12.4 During the Term, NEWCO may compete with HR for new accounts including from divisions, affiliates or subsidiaries of HR's Customers which are not existing customers of HR, provided that NEWCO does not undercut HR.

12.5 For all NEWCO Customers who do not use the services of a travel agency, NEWCO hereby grants to HR a right of first refusal to provide travel management services to NEWCO for such Customers on an outsourced basis. All such services shall be provided to the Customer as private label services under NEWCO's OFS brand name.

12.6 Except to the extent that this Agreement, or any agreement or arrangement of which it forms part, is a non-notifiable agreement pursuant to Section 27A of the Restrictive Trade Practices Act 1976 (the "ACT"), no provision of this Agreement, or of any agreement or arrangement of which it forms part, by virtue of which such agreement or arrangement is subject to registration under the Act shall take effect until the day after particulars of such agreement or arrangement have been duly furnished to the Director General of Fair Trading pursuant to Section 24 of the Act.

13.      JOINT OVERSIGHT COMMITTEE

13.1 JOC PROCEDURES. The following representatives will comprise a joint oversight committee (the "JOC") which will meet at least quarterly. The functions of such committee, among other things, will be to carry out its obligations as expressed throughout this Agreement, to provide Product and Services direction, review and analyze changes in the market, prioritize resources to improve performance of the parties' obligations hereunder, review and analyze the performance of the parties, and to review recommendations and suggestions to enhance the performance of the Services.

         NEWCO Designees (2):         Bill Brindle

                                      Tony Berry

         HR Designees (2):            Barry Wheeler

                                      Nigel Meyer

13.2 If a JOC Member resigns or leaves its employer or for any other reason ceases to be a JOC Member, the party with a vacancy will promptly appoint a replacement.

13.3 JOC PROCEDURES. All actions of the JOC will be subject to the following process. An equal number of appointed representatives from each party must be in attendance for the JOC to conduct a meeting.

         13.3.1 Each party hereby appoints the following individual as its Management Representative for purposes of this Agreement:

                  NEWCO:   Chris Fry

                  HR:      David Young

         13.3.2 Thirty (30) days prior to replacing its Management Representative, HR or NEWCO, as the case may be, shall notify the other in writing identifying its proposed replacement.

13.4 REPORT CONTENTS. NEWCO will prepare (i) a listing of key Service activities, and (ii) definitions of measurements of qualitative and quantitative service performance levels for each such key Service activity ("Service Performance Levels"), and will submit such listings and definitions to the JOC for approval. The Service Performance Levels will be used to measure HR's and NEWCO's performance of their responsibilities under this Agreement.

13.5 Performance Levels. NEWCO will deliver to the JOC for each calendar quarter (within thirty (30) days of the end of such quarter), commencing with the calendar quarter beginning April 1, 2000, service performance reports ("SERVICE PERFORMANCE REPORTS") that identify, for each JOC approved key Service activity, the Service Performance Level for that activity. The JOC will review the parties' performance during the relevant time period (including but not limited to the information, contained in the Service Performance Reports), and will provide feedback to both NEWCO and HR regarding the performance of their respective responsibilities under this Agreement. The JOC will also periodically review the definitions and measurements used in the Service Performance Reports and revise them as necessary to reflect the most appropriate measures of NEWCO and HR performance.

14.      GOVERNING LAW AND DISPUTE RESOLUTION

14.1 This Agreement is governed by and shall be construed in accordance with English law.

14.2 INITIAL PROCEDURES. The parties shall make all reasonable efforts to resolve all disputes without resorting to litigation. If a dispute arises between the parties, the JOC Representatives will attempt to reach an amicable resolution. If either JOC Representative determines that an amicable resolution cannot be reached, such JOC Representative shall submit such dispute in writing to the Management Representatives (a "Dispute Notice"), who shall use their best efforts to resolve it or to negotiate an appropriate modification or amendment.

14.3 ESCALATION. Except as otherwise provided in this Agreement, neither party shall be permitted to bring proceedings against the other (save for injunctive relief) until the earlier of (i) the date the Management Representatives conclude in good faith that an amicable resolution of the dispute through continued negotiation is unlikely, or (ii) sixty days from the date of submission of a Dispute Notice by either party.

14.4 The courts of England and Wales have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "PROCEEDINGS" and "Disputes") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England and Wales.

14.5 Each party irrevocably waives any objection which it might at any time have to the courts of England and Wales being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England and Wales are not a convenient or appropriate forum.

15.      GENERAL

15.1 This Agreement, including the Exhibits attached hereto, represents the entire understanding and agreement between the parties relating to the subject matter, and supersedes any and all previous discussions and communications. No employee or agent of NEWCO nor any distributor is authorized to make any additional representations or warranties related to the services provided hereunder or the Software. Any subsequent amendments and/or additions hereto are effective only if in writing and signed by both parties.

15.2 All media releases, public announcements and public disclosures by either party relating to this Agreement, but not including any disclosure required by legal, accounting or regulatory requirements, shall be approved by both parties prior to such release.

15.3 Neither party may assign or delegate its rights or obligations under this Agreement without the prior written consent of the other, save that a party shall not unreasonably withhold its consent to the assignment or delegation by the other of its rights and/or obligations to a majority-owned subsidiary of that party, provided that it is satisfied that such subsidiary has the financial and other resources in order properly to perform that party's obligations hereunder. Subject to the foregoing limitation on assignment, this Agreement is binding upon and inures to the benefit of the successors and assigns of the respective parties hereto.

15.4 NEWCO acknowledges that HR is entering into this agreement on behalf of and for the benefit of its subsidiaries and its subsidiaries shall accordingly have the benefit of and shall be entitled to enforce all rights granted to HR under this Agreement.

15.5 The failure of either party at any time to require performance by the other party of any provision hereof is not to affect in any way the full rights of such party to require such performance at any time thereafter, nor is the waiver by either party of a breach of any provision hereof to be taken or held to be a waiver of the provision itself or any future breach.

15.6 The parties hereto are independent contractors, and nothing in this Agreement is to be construed to create a partnership, joint venture, or agency relationship between NEWCO and HR.

15.7 If any provision of this Agreement, other than Clause 12, is found to be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement which shall remain in force.

15.8 A notice under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by first class post pre-paid recorded delivery (or air mail if overseas) or by telex or by fax, to the party due to receive the notice, at its address set out in this Agreement or another address specified by that party by written notice to the other.

15.9 In the absence of evidence of earlier receipt, a notice is deemed given:

         15.9.1 if delivered personally, when left at the address referred to in clause 15.6;

         15.9.2   if sent by post except air mail, two days after posting it;

         15.9.3   if sent by air mail, six days after posting it;

         15.9.4   if sent by telex, when the proper answer-back is received; and

         15.9.5   if sent by fax, on completion of its transmission.

16.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered into this Agreement.



Fortdove Limited                             Hogg Robinson plc



Signed:                                      Signed:
       ----------------------------                 ---------------------------

                                   SCHEDULE 1

                                    SERVICES


                     SERVICE BUREAU/OUTSOURCING AGREEMENT

                        FOR ONLINE FULFILMENT SERVICES


OFS SOFTWARE LICENSE AGREEMENT:

PRODUCT                               MODULES     GDS       VERSION      DATE AVAIL.                       COMMENTS
-------                               -------     ---       -------      -----------                       --------
OFS Ticket Partner..................              Sabre                   June '00        Dates for delivery of this product are
                                                                                          tentative

OFS Ticket Partner..................             Amadeus                  June '00        pending development meetings with OFS

OFS Ticket Partner..................             Galileo                  June '00        for HR BOS integration.

OFS Message Partner.................                                     April '00        Available 30 days after data centre build.

Project Kincade.....................                                        4Q '00

OFS Scholar.........................                                      July '00


NOTES:

1 Assumes latest release and components of OFS Ticket Partner along with future upgrades and releases. Ticket Partner collects data from a ticketed PNR which is also now an internet application.

2 Assumes latest release and components of OFS Message Partner along with future upgrades and releases. Message Partner is a total E-mail management system.

3 Assumes latest release and components of OFS Scholar along with future upgrades and releases. Scholar is an online knowledge base application for staff to access processes, procedures, technology and product updates.

4 Assumes latest release and components of the application known as Project Kincade. This product facilitates the consolidation of client data from the OFS transaction dealing components (Ticket Partner, Message Partner, CoRRe and Voice).

5 Assumes International variants of GDS (Global Distribution Systems) and not US Domestic variants.

6 The software will be modified to run independently of Sabre's Tbase system. Data streams will be structured to allow connection to other back office systems.

--------------------------------------------------------------------------------
    AREA                               DESCRIPTION                HANDLED BY:
--------------------------------------------------------------------------------

Quality Control           Automated quality control tests as      OFS
                          defined by policy. This will include
                          email sent from CoRRe(TM) re: quality
                          control, schedule changes, industry
                          notifications, etc.
--------------------------------------------------------------------------------
Non-Client contract       1.  Schedule Changes - Automated        OFS
Support                       schedule changes will be changes
                              that do not require any contact
                              with the client. This service is
                              provided to "weed out" PNRs from
                              the schedule change queues that
                              do not require agent information.

                          2.  Client contact that is e-mail       OFS
                              driven to a mass audience. An
                              example would be a new change
                              in the industry such as security
                              measures changing (Gulf War)
                              where all clients must be advised.
                              Bulk e-mail would be sent.
--------------------------------------------------------------------------------
Technical and             1.  Technical support for users         OFS
Navigational Support          experiencing technical problems
(Telephone)                   outside the application (example:
                              browser issues).

                          2.  Coaching for inexperienced or       OFS
                              confused users on functionality
                              of the application.
--------------------------------------------------------------------------------
Technical and             3.  Technical support for users         OFS
Navigational Support          experiencing technical problems
(Email)                       outside the application (example:
                              browser issues).

                          4.  Coaching for inexperienced or       OFS
                              confused users on functionality
                              of the application.
--------------------------------------------------------------------------------
Application               Anomalies or problems with the          OFS
Management (Incident      application are logged, researched
Reporting)                to identify root cause (i.e. CRS,
                          application, training, content, etc.)
                          and reported to responsible party for
                          correction.
--------------------------------------------------------------------------------
Ticketing                 Ticketing - Paper tickets are           OFS
                          driven to printers residing at the
                          appropriate location (OFS or the
                          agency of record. E-tickets are
                          driven from OFS but recorded on
                          appropriate BSP location.
--------------------------------------------------------------------------------
Itinery/Receipt           E-ticket receipts and/or itineraries    OFS
Distribution              can be distributed via e-mail, fax or
                          mail.
--------------------------------------------------------------------------------
BSP Processing            5.  IAR processing.  This will be       HR
                              determined by ticketing
                              requirements.

                          6.  OFS will process all BSP reports
                              for tickets by accessing the
                              back-office system being used
                              for that office's BSP report.
--------------------------------------------------------------------------------
Customer Resolution       Post-ticketing issues are               OFS
                          researched, i.e. debit memos, lost
                          tickets, voids, customer
                          satisfaction problems, etc.)
--------------------------------------------------------------------------------
Travel Support            7.  Original booking, pre-ticket        HR office of
(Telephone and Email)         changes, En-route support, and      record
                              all other calls for users
                              (changes, seat upgrades,
                              questions, exchanges, refunds,
                              etc).

                          8.  Schedule changes that require
                              manual intervention.

                          9.  OFS will provide access to
                              Message Partner for all
                              itineraries and travel related
                              questions and e-mail inquiries
                              and communication.
--------------------------------------------------------------------------------
Packaging &               10.  Paper Tickets - OFS or remote      HR office of
Distribution (Shipping)        office satellite ticket            record or OFS
                               printers (STP's).

                          11.  Exchange Tickets will be
                               driven from OFS since the
                               majority will be issued
                               from there originally.

                          12.  Overnight Mail - OFS.

                          Note:  All consumable costs are
                          passed to HR (envelopes, postage,
                          overnight services, ticket
                          jackets, invoices).
--------------------------------------------------------------------------------
MIS                       Providing travel management data        HR
                          to clients (feed of all
                          transactions will be provided
                          to HR by OFS for consolidation).
--------------------------------------------------------------------------------
Accounting                13.  Billing the customer on
                               chargeable activities.

                          14.  Hotel and car commission
                               tracking.

                          15.  Overrides and revenue
                               sharing.
--------------------------------------------------------------------------------
Accounting                Traditional management provided         HR
Management                by HRP today.

                          Note: OFS will provide a Program.

                          Manager to work with the account
                          manager and travel manager as
                          needed.
--------------------------------------------------------------------------------
Manual Transaction        Manual bookings made by agents.         HR office of
Processing                                                        record
--------------------------------------------------------------------------------
Schedule Change           Automated processing of schedule        OFS and HR
Processing                changes - Note: PNRs requiring          office of
                          client contact will be sent to HR       record
                          and those that can be handled via
                          email will be processed by OFS.
================================================================================

                               SCHEDULE 2 CHARGES

                NEWCO -- Hogg Robinson Outsource "Corporate OFS"


Account by Account basis

Serviced in OFS Facilities

Assumes Travel Agency takes ALL calls


[*] emails per ticket (excess emails charged at $[*] per email)



Price [*]/ticket











                                       23